SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2006
NEXTERA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25995	95-4700410

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 High Street, Boston,
Massachusetts 02110
(Address of Principal Executive Offices)

(617) 262-0055
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 1, 2006, the registrant and its wholly owned subsidiary Woodridge Labs, Inc. (Woodridge) entered into an inventory sale agreement, or the Agreement, with J & S Investments, a California general partnership (JSI), Jocott Enterprises, Inc. (Jocott), Joseph J. Millin and Scott J. Weiss, under which Woodridge sold to JSI certain slow-moving and obsolete specified inventory for $291,000. Neither JSI nor any of its affiliates is permitted to transfer, sell, assign, convey or otherwise dispose of the specified inventory to any person for value in excess of the purchase price.
     The inventory sold by Woodridge to JSI formed part of the assets originally sold by Jocott to Woodridge pursuant to an asset purchase agreement dated as of March 9, 2006, as previously disclosed in a Current Report on Form 8-K filed on March 15, 2006, as amended by a Current Report on Form 8-K/A filed on April 3, 2006, which disclosure is incorporated herein by reference. JSI and Jocott are both affiliates of Mr. Millin and Mr. Weiss, each of whom is a member of the registrant’s board of directors and is employed by Woodridge.
     The description of the Agreement contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
10.1	Inventory Sale Agreement, dated as of December 1, 2006, by and among Woodridge Labs, Inc., Nextera Enterprises, Inc., J & S Investments, Jocott Enterprises, Inc., Joseph J. Millin and Scott J. Weiss.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTERA ENTERPRISES, INC.

Date: December 4, 2006	By: /s/ MICHAEL P. MULDOWNEY Michael P. Muldowney
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Inventory Sale Agreement, dated as of December 1, 2006, by and among Woodridge Labs, Inc., Nextera Enterprises, Inc., J & S Investments, Jocott Enterprises, Inc., Joseph J. Millin and Scott J. Weiss.